Exhibit 99.1

Golub Capital BDC, Inc. Schedules Earnings Release of
 First Quarter 2012 Results

CHICAGO, IL, January 13, 2012 - Golub Capital BDC, Inc., a business development company (NASDAQ: GBDC, www.golubcapitalbdc.com), announced today that it will report its financial results for the first fiscal quarter ended December 31, 2011 on Monday, February 6, 2012 after the close of the financial markets.

Golub Capital BDC, Inc. will host an earnings conference call at 11:30 p.m. (Eastern Time) on Tuesday, February 7, 2012 to discuss the quarterly financial results.

All interested parties may participate in the conference call by dialing (800) 926-6309 approximately 10-15 minutes prior to the call; international callers should dial (212) 231-2924. Participants should reference Golub Capital BDC, Inc. when prompted. An archived replay of the call will be available shortly after the call until 1:30 p.m. (Eastern Time) on March 6, 2012. To hear the replay, please dial (800) 633-8284. International dialers, please dial (402) 977-9140. For all replays, please reference program ID number 21574165.

ABOUT GOLUB CAPITAL BDC, INC.

Golub Capital BDC, Inc. principally invests in senior secured, unitranche, mezzanine and second lien loans of middle-market companies that are, in most cases, sponsored by private equity investors. Golub Capital BDC Inc.’s investment activities are managed by its investment adviser, GC Advisors LLC, an affiliate of the Golub Capital group of companies ("Golub Capital").

ABOUT GOLUB CAPITAL

Golub Capital, founded in 1994, is a leading lender to middle-market companies. In 2010, Golub Capital was named “Middle Market Lender of the Year” by Buyouts Magazine and “Debt Financing Agent of the Year” by M&A Advisor. Golub Capital was ranked the #1 Traditional Middle Market Bookrunner through the first nine months of calendar year 2011 by Thomson Reuters LPC for senior secured loans of up to $100 million for leveraged buyouts (based on number of deals completed). As of December 31, 2011, Golub Capital managed over $5.0 billion of capital, with a team of investment professionals in New York and Chicago.

FORWARD-LOOKING STATEMENTS

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those expressed or implied in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. Golub Capital BDC, Inc. undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contact:
Ross Teune
312-284-0111
rteune@golubcapital.com

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